Exhibit 10.2

VERITONE, INC. 2018 PERFORMANCE-BASED STOCK INCENTIVE PLAN

CEO AWARD AGREEMENT

Notice is hereby given of the following Performance Option grant (the “Award”) to purchase shares of the Common Stock of Veritone, Inc. (the “Corporation”) under the Veritone, Inc. 2018 Performance-Based Stock Incentive Plan (the “Plan”):

Participant: Chad Steelberg

Grant Date: May 6, 2018

Exercise Price: $21.25 per share

Number of Performance Option Shares: 1,809,900 shares of Common Stock

Scheduled Expiration Date: May 6, 2028

Type of Award: Performance Option

Exercisability: The Award shall become and remain exercisable as provided in the Plan; provided, however, that the Award shall not be exercisable prior to the affirmative vote of a majority of the shares of Common Stock owned by Corporation stockholders that are not affiliated with the CEO or the President (the “Minority Stockholders”) in a fully-informed, non-coerced, and non-waivable vote of the Minority Stockholders.

Forfeiture: The Award shall be forfeited as provided in the Plan.

Definitions: All capitalized terms not otherwise defined in this Award Agreement shall have the meanings assigned to them in the Plan.

The Participant understands and agrees that the Award is granted subject to and in accordance with the terms of the Plan. The Participant further agrees to be bound by the terms of the Plan. A copy of the Plan, which is publicly filed, is available upon request made to the Corporate Secretary at the Corporation’s principal offices. This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Award Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan. The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or any Purchased Shares pursuant to the provisions of the Plan.

VERITONE, INC.

By:	/s/ Jeffrey B. Coyne

Name:	Jeffrey B. Coyne

Title:	EVP and General Counsel

/s/ Chad Steelberg
CHAD STEELBERG